EXHIBIT B

Joint Filing Agreement Pursuant to Rule 13d-1

This agreement is made pursuant to Rule 13d-1(b)(ii)(J) and Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934 (the Act) by and among the parties listed below, each referred to herein as a Joint Filer. The Joint Filers agree that a statement of beneficial ownership as required by Sections 13(g) or 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on
Schedule 13G or Schedule 13D, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1.

Date: February 14, 2007


RICE HALL JAMES & ASSOCIATES, LLC

By:     /s/ Donald O Dempster
        ------------------------------------------
        Donald O. Dempster
        Chief Compliance Officer


RHJ MANAGEMENT COMPANY, LLC

By:     /s/ Kevin T. Hamilton
        ------------------------------------------
        Kevin T. Hamilton
        Manager


David Tessmer, employee of Rice Hall James & Associates, LLC
(as beneficial owner of the brokerage account of Francis Tessmer)

By:     /s/ David P. Tessmer
        ------------------------------------------
        David P. Tessmer
        Partner, Rice Hall James & Associates